Exhibit 21

MARSHALL & ILSLEY CORPORATION

SUBSIDIARIES

February 28, 2005

Subsidiaries Incorporated or Organized in Wisconsin

Derivion Corporation
Kirchman Corporation
M&I Bank of Mayville
M&I Marshall & Ilsley Bank
M&I Brokerage Services, Inc.
M&I Capital Markets II, L.L.C.
M&I Community Development Corporation
M&I Dealer Finance, Inc.
M&I First National Leasing Corp.
M&I Insurance Services, Inc.
M&I Investment Management Corp.
M&I Investment Partners Management, LLC
M&I Mortgage Corp.
M&I Realty Advisors, Inc.
M&I Support Services Corp.
Metavante Corporation
Milease, LLC
Printing for Systems, Inc.
Response Data Corp.
Richter-Schroeder Company, Inc.

Subsidiaries Incorporated in Arizona

M&I Insurance Company of Arizona, Inc.

Subsidiaries Incorporated or Organized in Delaware

Advanced Financial Solutions LLC
Kirchman Company LLC
M&I Capital Markets Group L.L.C.
M&I Capital Trust A
M&I Capital Trust B
M&I Dealer Auto Securitization, LLC
M&I Northwoods I LLC
M&I Northwoods II LLC
M&I Northwoods III LLC
M&I Ventures L.L.C.
Metavante Acquisition Company LLC
Metavante Payment Services, LLC
NYCE Corporation
Prime Associates, Inc.
VECTORsgi, Inc.

Subsidiaries Incorporated in Minnesota

Diversified Business Credit, Inc.

Subsidiaries Incorporated or Organized in Missouri

Louisville Realty Company
SWB Holdings, Inc.
SWB Holdings A
SWB Holdings B
SWB Holdings C
SWB Investment II Corporation
Southwest Bank of St. Louis

Subsidiaries Incorporated or Organized in Nevada

M&I Custody of Nevada, Inc.
M&I Marshall & Ilsley Holdings, Inc.
M&I Marshall & Ilsley Holdings II, Inc.
M&I Marshall & Ilsley Investment Corporation
M&I Marshall & Ilsley Investment II Corporation
M&I Mortgage Pass-Through Business Trust 2004-1
M&I Portfolio Services, Inc.
M&I Servicing Corp.
M&I Zion Holdings, Inc.
M&I Zion Investment Corporation
M&I Zion Investment II Corporation
SWB Investment Corporation

Subsidiaries Incorporated in New Hampshire

Metavante International, Inc.

Subsidiaries Incorporated or Organized in Oklahoma

Advanced Financial Solutions, Inc.
CheckClear LLC
Medical Banking Exchange LLC

Subsidiaries Incorporated in Vermont

M&I Mortgage Reinsurance Corporation

Subsidiaries Organized Under the Laws of the United States

M&I Bank FSB
Marshall & Ilsley Trust Company National Association

Subsidiaries Organized Under the Laws of Canada

Everlink Payment Services, Inc.
Metavante Canada Corporation